CORPORATE PARTICIPANTS

Amy Glynn
Cameron Associates - CFA

Randy Stratton
Cold Spring Capital - Chairman and CEO

Joe Weingarten
Cold Spring Capital - President

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Cold Spring Capital discusses Sedona Development Partners, LLC acquisition conference. My name is Danielle, and I will be your coordinator for today.

[OPERATOR INSTRUCTIONS]

As a reminder, this call is being recorded for replay purposes. I would now like to turn the presentation over to your host for today's call, Ms. Amy Glynn from Cameron Associates. Please proceed, ma'am.

Amy Glynn - Cameron Associates - CFA

Thank you. Good morning, everyone, and thank you for joining us for Cold Spring Capital's conference call and webcast to discuss its agreement to acquire Sedona Development Partners. If you would like to receive a copy of the press release or sign up for our e-mail list, please call Devin Rhoades at Cameron Associates at (212) 554-5461.

Please note that we have arranged for a taped replay of this call, which may be accessed by telephone. This replay will be available approximately two hours after the call's conclusion and will remain available until May 15, 2007. The replay number is (888) 286-8010 with the passcode, 77981817 [sic - see press release]. This call is also being webcast live with a replay available. To access the webcast please go to either: www.coldspringcapital.com, www.streetevents.com or www.earnings.com.

Stockholders of Cold Spring are advised to read, when it becomes available, Cold Spring's proxy statement in connection with Cold Spring's solicitation of proxies for the special stockholder meeting at which stockholders will be asked to approve, among other things, the Sedona acquisition because it will contain important information. The definitive proxy statement will be mailed to Cold Spring stockholders as of a record date to be established for voting on the acquisition of Sedona.

Stockholders will also be available to obtain a copy of the definitive proxy statement, without charge, by directing a request to; Cold Spring Capital, 51 Locust Avenue, Suite 302, New Canaan, Connecticut. The proxy statement, once available, will also be available, without charge, at the Securities and Exchange Commission Internet site, www.sec.gov. Cold Spring and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting in connection with Cold Spring's solicitation of proxies for the special stockholder meeting at which the stockholders will be asked to approve, among other things, the Sedona acquisition.

Information about Cold Spring's directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2005. Certain information included in this conference call and other statements or materials published or to be published by Cold Spring Capital are not historical facts, but are forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, opportunities to reduce borrowing costs, new and existing projects, expectations for market segment and growth or similar matters.

In connection with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the company provides the following cautionary remarks regarding important factors which, among others, could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the company's forward-looking statements.

The risks and uncertainties that may affect the operations, performance, development, results of the company's business, and the other matters referred to above include, but are not limited to: the ability of the company to complete the proposed business combination or future acquisitions; changes in the business environment in which the company and its target operate, including inflation and interest rates and other changes in market conditions; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing acquisitions and growth profitably; and the loss of one or more members of the company's management team.

More detailed information about these factors is contained in the company's filings with the SEC, including the sections captioned Risk Factors and Proposed Business in the company's Form S-1, as amended, and will be contained in our Proxy Statement to be filed in connection with the proposed acquisition. The company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

At this point, I'd now like to turn the call over to Randy Stratton, Chairman and CEO. Randy?

Randy Stratton - Cold Spring Capital - Chairman and CEO

Thanks, Amy. Good morning, everyone. My name is Randy Stratton. I'm the Chairman and Chief Executive Officer of Cold Spring Capital, and I'm here this morning with my partner, Joe Weingarten, President of Cold Spring. We'd like to thank you for joining us this morning and for your interest in our company. We are very pleased to announce to our shareholders and friends that we have entered into a definitive agreement to acquire Sedona Development Partners, or SDP, and we'll speak briefly about the deal this morning.

We'll turn now to page three of the webcast and I'll summarize the transactions before turning it over to Joe for some more details. Our definitive agreement provides for the combination of Cold Spring and SDP. SDP is a leading specialty real estate developer and manager that owns and operates The Club at Seven Canyons, a luxury, shared-ownership development in Sedona, Arizona.

The consideration of the transaction is, approximately, $132 million - comprised of, approximately, $82 million in cash; a $45 million note, convertible into 7 million shares; and a $5 million, three year note. I will continue as CEO, and Joe will continue as president of Cold Spring, and we are very pleased to have Dave Cavan, Founder and Head of SDP, joining Cold Spring as President of Real Estate Development. Dave Cavan has 30 years of very successful real estate experience, and is a visionary for SDP, Seven Canyons and future development projects. Dave will be a shareholder and a partner with us.

I'll talk more about our team later, but we are also pleased to announce David Epstein will join Cold Spring as Chief Financial Officer, as of the closing. Joe will now describe the transaction metrics and ownership of the company. Joe?

Joe Weingarten - Cold Spring Capital - President

Turning over to slide four, the summary transaction metrics assume a closing date of January 1, 2007. The column on the left summarizes Sedona's value on a stand-alone basis. Once again, the total consideration to the sellers is, approximately, $132.1 million. We expect the net debt assumed to be approximately, $73.1 million, which includes all of Sedona's debt for borrowed money at that date, [net of] expected cash balances.

As a result, the total transaction value is, approximately, $205.2 million, which indicates that our purchase price is 3.9 times forward-earnings or 3 times forward EBITDA. The column on the right shows selected pro forma financial data for Cold Spring and Sedona combined. We expect pro forma revenues, EBITDA, net income to be, approximately, 164.2, 60.2 and 26.7 million, respectively.

We expect our total assets at the date of the combination to be, approximately, $276.3 million, and our net debt is expected to be, approximately, 93 million, which, of course, would include the new 50 million of debt issued in connection with the transaction, net of Cold Spring's cash balances. Our enterprise value would be, approximately, $230.5 million. Indicating that with no movement in our stock price, Cold Spring would be valued at, approximately, 5.2 times earnings or, approximately 3.8 times 2007 EBITDA.

As I'll describe later in this presentation, we believe that these multiples compare quite favorably to the closest peer group. Turning to slide five, the table shows the basic and fully diluted ownership of Cold Spring post-acquisition. Fully diluted ownership assumes all the outstanding warrants are exercised on a cash basis. The $45 million note mandatorily converts into common stock if the average daily closing price of Cold Spring's common stock equals or exceeds $6.43 per share during any of the 20 consecutive trading days after the first anniversary of the closing.

In addition, during the 30-day period following the one-year anniversary of the closing, the note can be converted into 7 million shares of common stock, regardless of the trading price. The tables show that on a fully diluted basis, Cold Spring's current public shareholders would retain, approximately, 73.5% common ownership, versus 80% today, and the sellers of Sedona would own, approximately, 9.3% of Cold Spring's common stock upon conversion of that note.

At this point, I'll turn it back to Randy.

Randy Stratton - Cold Spring Capital - Chairman and CEO

Thanks, Joe. Now I'd like to give a brief overview of Sedona Development Partners. As Joe and I had told you at our IPO, we were looking for someone in the sector whom we knew, trusted, and who were the best in their field. Well, SDP is right out of that playbook.

Cold Spring really created this deal flow, as SDP was not for sale. This was not an auction, and is probably a deal that would not have happened except for our knowledge of SDP and their knowledge of us. This deal has happened more from Dave Cavan and his partners sharing our vision for the outstanding growth opportunities in the specialty real estate sector in our country over the next 20 years.

As we've said, SDP is a leading real estate development and management company, which owns, is developing and managing The Club at Seven Canyons, a private high-end fractional ownership platform in Arizona. The company has completed Phase I, which consists of 300 fractional interests in luxury villas, several multimillion-dollar home sites, and a championship Tom Weiskopf golf course. The golf course is ranked in the Top 50 golf retreats in the United States by Golf Digest.

Phase II and III include another 540 fractional interests in luxury villas, a central amenity package for what we call, "The Club Village", which includes a clubhouse, pool, wellness center, spa, restaurants, boutique retail stores and casitas for golf members.Phase II and III also have additional home sites and several whole-unit condominiums, which overlook the property, and we call them "The Ridge Villas".

The company is an established management platform, which we can leverage for future growth. We have a long-term contract with Cavan Management Services, which gives us access to the 41 professionals there to finish this property and acquire new properties. SDP's own staff has 140 employees operating the club today with our own in-house sales and marketing team. In the first nine months of 2006, the team generated some 5,000 leads resulting in about 600 tours - basically, selling all of the available inventory.

Now as we build Phase II, we are ramping up our team's marketing efforts, increasing the size of the marketing team, and adding outbound marketing targeted to our list of 12,000 total inquiries. These efforts will ensure our increased tour flow. On page seven, there are a few pictures of Seven Canyons, but we encourage you to go to our website, sevencanyons.com, and that's spelled out, to get a better idea of our flagship club. It is a truly unique and remarkable property.

I'm now turning to page eight; Why SDP now, and Why SDP? Well, over the last year, we have looked at over 40 transactions, and while we have found several excellent opportunities, we are convinced that SDP is the best possible deal for our shareholders. We may go back to some of those other deals at some point, and now we'll have Dave Cavan and his team to help us evaluate and manage those other companies.

But in SDP itself, we have all the tools to expand and scale our robust development platform, and leverage our proven sales and marketing team. Why now? Well, we signed this letter of intent with SDP nearly 6 months ago. Since then, we've conducted thorough diligence - we vetted our business plans and carefully documented the deal while working with potential lenders for the company. And, of course, preparing our proxy statement, which we'll file shortly.

We feel strongly that this was the best sequence for this deal and our shareholders. At SDP, we'll introduce financial efficiencies immediately. We are already working on additional development opportunities and we'll consider future acquisitions as appropriate. And finally, talking about why SDP, we offer our shareholders a very attractive financial profile acquiring an interval ownership platform at less than four times 2007 earnings with a very visible and predictable earnings profile.

This is a very attractive valuation based on industry comparables, which Joe will review with you in a moment. And as mentioned, we'll lower the cost of funds at SDP right away and currently have term sheets in hand, which will accomplish that. Turning to page nine, we can show you the very attractive industry fundamentals. On page nine, you'll see the chart on interval ownership growth on the right, which is very strong, while still at low market penetration.

Fractional interests are the fastest growing segment of interval ownership - growing at over 40%. Overlaying these strong fundamentals, we have great demographics for high-end consumers looking for second-home alternatives. And these consumers are already conditioned for these products by great brands like Four Seasons and Ritz-Carlton.

Our post-acquisition strategy is both immediate and long-term. Our initial strategy will be to complete Phase II and Phase III of Seven Canyons. We'll refinance some debt to a lower cost of funds, and as I said we have term sheets in hand to do this. We'll continue to build-out and monetize the three to four years worth of inventory, which we have in hand, and then cross-sell additional products and services having already established such a great brand.

One of the things that we bring to this deal is our ability to provide financing to potential customers, something SDP couldn't do on their own. We're going to pursue additional project development opportunities utilizing the strong SDP team. Initially, we'll focus on high-end opportunities, as it's always easier to move down-market. Longer-term, our platform has the capability and will allow us to evaluate and execute bolt-on acquisitions as well as additional projects. Plus, we'll expand our financing arm.

Now I'm going to have Joe review the pro forma financials for you.

Joe Weingarten - Cold Spring Capital - President

Thanks, Randy. Turning to slide 11. Once again, for these purposes, the projections assume that the acquisition would occur on January 1, 2007. The charts show our estimates for 2006, '07 and '08 revenue, EBITDA and net income. The 2006 information is based, in part, on Sedona's unaudited actual results for the first six months of the year. We use EBITDA as a non-GAAP financial performance measurement that's calculated by adding back to net income interest, taxes, appreciation and amortization.

Our consolidated, estimated EBITDA for 2007 of 60.2 million has been calculated by adding estimated interest expense of 6.1 million; estimated depreciation and amortization of 9.7 million; a pro forma tax provision of 17.7 million; the pro forma estimated net income of 26.7 million, which is shown in the chart on the lower-right corner.

These are conservative estimates, because we are assuming that the business is run along its current path with no additional business acquisitions or developments, as Randy mentioned earlier. Increases in revenue, EBITDA and net income are driven primarily by increased sales of the luxury fractional villas and home sites - with approximately 660 unsold villa units and 11 home sites available for sale at January 1, 2007.

Villa sales are projected at 260 units in 2007 compared to 140 estimated for 2006. The increase is primarily attributed to availability of saleable inventory. Sedona is selling as much as it brings on-line with over 150 units already pre-sold from existing inventory alone at June 30, 2006. Much of the saleable inventory in our first phase, known as Parcel A, has already been constructed. Construction will continue on the second phase, known as Parcel C, and on the Club Village during 2007.

We anticipate expanding our sales and marketing campaign as inventory availability increases. Sedona has been conservative in its build-out to meet demand. This should positively affect the bottom line in 2007 with increasing sales prices as amenities are completed. In 2007, we expect the average sales price to be, approximately, $473,000 for a one-tenth interest. This is consistent with a continually improving amenity package, and as compared to the prior year, is a modest 3.5% over the current sales price of approximately $457,000.

Gross margins are expected to expand, approximately, 8 points from 2006 to 2007, then another 3 points from '07 to '08, driven largely by price increases and improved cost efficiencies, primarily interest costs related to the construction that are capitalized as part of inventory. Our business model assumes that it costs, approximately, 2.1 million to build each villa, and on average over the remaining life, we anticipate selling each villa for, approximately 5.1 million. So our gross margins on villa sales should therefore, approach 60%.

We believe in the value proposition offered by the property, and the amenities support the villa prices. Other revenues are comprised of club membership fees; dues from the homeowner's association; revenues from villa rentals and casita rentals to golf members; spa and wellness center; food and beverage sales; golf and greens fees; and interest income from consumer financing, which as Randy mentioned Sedona currently does not do.

One of our immediate opportunities is to introduce a financing program and grow a receivable portfolio. Overall, we anticipate being able to immediately reduce Sedona's cost of funds by more than 300 basis points. We've already obtained term sheets from several financial institutions, and will commence refinancing Sedona's project [debt] as soon as possible. We're comfortable with the business risk of executing this financial plan. Sedona has demonstrated its ability to construct the units on time and on budget, and as part of Cold Spring, we expect that to continue.

We believe the financing improvements will contribute to our margins and will continue to focus on generating leads and closing sales. Turning over to slide 12, we believe this chart demonstrates that Cold Spring's acquisition of Sedona compares favorably to the closest peer group, which includes other public vacation ownership companies on a pro forma basis. Once again, while our forward EBITDA multiple is, approximately, 3.8 times - the peer group is at 6.4 times. Similarly, our forward P/E multiple is 5.2 times comparing favorably to a peer group mean of, about, 8.4 times.

At this point, I'll again turn it back to Randy.

Randy Stratton - Cold Spring Capital - Chairman and CEO

Okay. Thanks, Joe. We're now on page 13. As we had said, we plan to be operators, and we we'll continue with the company. You can see our bios here and in our public filings. Joe and I have worked together as partners or in lending relationships over the last 13 years. At Litchfield, we were backed by Summit Partners, and we made money for them. Basically, what we want to say here is, we've created a lot of value in our past enterprises, and are planning to do that again here at Cold Spring. We turn to page 14. This highlights the senior team at Cold Spring.

David Epstein, who I mentioned earlier, has great experience in the interval ownership industry and as well great experience in the real estate industry. Tracy Gaylord and Tom Perrott were key players for us at Litchfield, and in our vacation ownership lending companies. It will be great to reunite with them, and join with Dave Cavan and his team. We have a strong, complete team with which to fulfill our plans.

In summary, and now I'm on the last page or page 15 titled, "Investment Highlights". We are establishing a leading specialty real estate development company with a fabulous initial flagship property.We have a very strong operating platform and proven management -- expertise. We have the ability to realize growth through operating efficiencies and immediate cost of funds reductions. We have significant ongoing growth opportunities through additional developments and add-on acquisitions. This deal provides an attractive financial profile and valuation. And all of this adds up to a unique and compelling opportunity for Cold Spring and our investors.

With that, we'll conclude this call and broadcast. We won't be taking any Q&A at this time, as we plan to file our proxy statement shortly, and look forward to talking to you then. Thank you, very much for your support.

Operator

Ladies and gentlemen, this concludes your presentation. You may now disconnect. Have a great day.